Exhibit 99.1

ENVOY MEDICAL | 1 Investor Presentation Hear for Life

ENVOY MEDICAL | 2 This presentation (this “Presentation”) is provided for information purposes only and has been prepared to assist interested par ties in making their own evaluation with respect to a potential business combination between Anzu Special Acquisition Corp I (" Anzu ") and Envoy Medical Corporation (“Envoy Medical” or “Envoy” or “the Company” and the related transactions (the "Proposed Business Combination") and for no other purpose. By reviewing or reading this Presentation, you w ill be deemed to have agreed to the obligations and restrictions set out below. Without the express prior written consent of Anzu , this Presentation and any information contained within it may not be ( i ) reported (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Proposed Business Combination or (iv) p rov ided to any other person except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and repl ace s all previous oral or written communications between the parties hereto relating to the subject matter hereof. By your acceptance of this Presentation, you acknowledge that applicable securities laws restrict a person who has received m ate rial, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circum sta nces in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Certain information included herein describes or assumes the expected terms that will be included in the agreements to be ent ere d into by the parties to the Proposed Business Combination. Such agreements are under negotiation and subject to change. The consummation of the Proposed Business Combinati on is also subject to other various risks and contingencies, including customary closing conditions. There can be no assurance that definitive agreements regarding the Pro pos ed Business Combination will be entered into or that the Proposed Business Combination will be consummated with the terms described herein or otherwise. As such, the subject ma tter of these materials is evolving and is subject to further change by Anzu , Envoy Medical Corporation and Anzu SPAC GP I LLC (the "Sponsor") in their joint and absolute discretion. Neither the Securities and Exchange Commission (“SEC”) nor any securities commission of any other U.S. or non - U.S. jurisdiction has approved or disapproved of the Proposed Business Combination presented herein, or determined that this presentation is truthful or complete. No representations or wa rra nties, express or implied, are given in, or in respect of, this Presentation, and no person may rely on any of the information or projections contained herein. To the fullest exten t p ermitted by law in no circumstances will Anzu , Envoy Medical Corporation, the Sponsor, any placement agent or any of their respective subsidiaries, stockholders, affiliates, repr ese ntatives, directors, officers, employees, advisers or agents be responsible or liable, including for a direct, indirect or consequential loss or loss of profit arising from the us e o f this Presentation, its contents, its omissions, reliance on the information contained within it, or any opinions communicated in relation thereto or otherwise arising in connection therewit h. DISCLAIMERS

DISCLAIMERS (CONTINUED)

Forward-Looking Statements

This Presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Proposed Business Combination and related transactions, estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of management of Anzu, Envoy Medical Corporation and the Sponsor and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Anzu, Envoy Medical Corporation and the Sponsor. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; the failure of Anzu to obtain the requisite approvals to extend the date by which Anzu must complete a Business Combination (the "Extension Meeting"); the amount of redemptions by Anzu's public stockholders in connection with the Extension Meeting and the Business Combination (as defined herein); the inability of the parties to enter into a definitive agreement relating to a Business Combination on the terms and on the timeline discussed herein or at all; the inability of the parties to successfully or timely consummate the proposed Business Combination (as defined herein), including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of stockholders is not obtained; failure to realize the anticipated benefits of the proposed Business Combination; risks related to extensive regulation, compliance obligations and rigorous enforcement by the U.S. Food and Drug Administration and other federal, state, and non-U.S. governmental authorities; failure to maintain approvals or obtain approval or clearance of the Company's medical devices in the U.S. or elsewhere; risks relating to Envoy Medical Corporation's key intellectual property rights; the effects of competition on the Company's future business; disruption or deterioration of Envoy Medical Corporation's relationships with its customers, suppliers, business partners and others resulting from the announcement of the proposed Business Combination; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in Anzu's definitive proxy statement, filed with the SEC on January 20, 2023 for the Extension Meeting, in Anzu's Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022 and in other reports Anzu files with the SEC. If any of these risks materialize or Anzu's, Envoy Medical Corporation's or the Sponsor's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Anzu, Envoy Medical Corporation or the Sponsor does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Anzu's, Envoy Medical Corporation's or the Sponsor's expectations, plans or forecasts of future events and views as of the date of this Presentation. While Anzu, Envoy Medical Corporation or the Sponsor may elect to update these forward-looking statements at some point in the future, Anzu, Envoy Medical Corporation and the Sponsor specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Anzu's, Envoy Medical Corporation's or the Sponsor's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No representations or warranties expressed or implied are given in, or in respect of, this Presentation. Industry and market data used in this Presentation have been obtained from third-party industry publication and sources as well as from research reports prepared for other purposes. Envoy Medical Corporation has not independently verified the data contained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. Recipients of this Presentation are not to constitute its contents, or any prior or subsequent communications from or with Envoy Medical Corporation or their respective representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Envoy Medical Corporation. Recipients of this Presentation should each make their own evaluation of Envoy Medical Corporation and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made or within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Envoy Medical Corporation assumes no obligation to update the information in this Presentation.

Investments in any securities described herein have not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the offering or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.

ENVOY MEDICAL | 3

DISCLAIMERS (CONTINUED)

Additional Information and Where to Find It

In connection with the Proposed Business Combination, Anzu and Envoy Medical Corporation intend to prepare, and Anzu intends to file a registration statement on Form S-4 (the "Registration Statement") containing a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to Anzu's stockholders in connection with Anzu's solicitation of proxies for the vote by Anzu's stockholders with respect to the Proposed Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in connection with the Proposed Business Combination. When available, Anzu will mail the definitive proxy statement/prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the Proposed Business Combination. This Presentation is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Anzu will send to its stockholders in connection with the Proposed Business Combination. Investors and security holders are urged to read, when available, the preliminary proxy statement/prospectus in connection with Anzu's solicitation of proxies for its special meeting of stockholders to be held to approve the Proposed Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about the Proposed Business Combination and the parties to the Proposed Business Combination.

Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed by Anzu or Envoy Medical Corporation with the SEC may be obtained, once available, free of charge at the SEC's website at www.sec.gov.

Participants in the Solicitation

Anzu and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Anzu's stockholders in connection with the Proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Anzu's stockholders in connection with the Proposed Business Combination will be in the Registration Statement, including a proxy statement/prospectus, when it is filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Proposed Business Combination of Anzu's directors and officers in Anzu's filings with the SEC and such information will also be in the Registration Statement to be filed with the SEC, which will include the proxy statement/prospectus of Anzu for the Proposed Business Combination. These documents can be obtained free of charge at the SEC's website at www.sec.gov.

Envoy Medical Corporation and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Anzu in connection with the Proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Business Combination will be included in the proxy statement/prospectus for the Proposed Business Combination when available.

No Offer or Solicitation

This Presentation relates to the Proposed Business Combination and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Proposed Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, or an exemption therefrom, and otherwise in accordance with applicable law.

RISK FACTORS

For a description of the risks relating to this Agreement, please see "Risk Factors" in the Appendix to this Presentation

ENVOY MEDICAL | 4

ENVOY MEDICAL | 5 AGENDA 1 Market Opportunity 2 Clinical Strategy 3 Company Overview 4 Investment Opportunity

~2.8 M U.S. ADULTS SUFFER MODERATE TO PROFOUND HEARING LOSS AND MAY BE CANDIDATES FOR COCHLEAR IMPLANTS[1]

Less than ~5% of the people that could benefit from an implantable hearing solution have received one[2]



~$84B

and growing untapped potential cochlear implant U.S. market opportunity[3,4]

Sources:
(1) Goman, Adele M., and Frank R. Lin. "Prevalence of hearing loss by severity in the United States." American journal of public health 106.10 (2016): 1820-1822.; Goman, Adele M., Nicholas S. Reed, and Frank R. Lin. "Addressing estimated hearing loss in adults in 2060." JAMA Otolaryngology–Head & Neck Surgery 143.7 (2017): 733-734
(2) Cochlear Limited Annual Report 2022
(3) S2N Market Model prepared for Envoy Medical Corporation
(4) Assumes device price of ~$30,000 for 2.8M U.S. population of potential candidates for cochlear implants

ENVOY MEDICAL | 7 ENVOY PLANS TO BRING FULLY IMPLANTED COCHLEAR IMPLANTS TO MARKET Breakthrough Technology Source: Cochlear.com Source: Oticonmedical.com Source: Advancedbionics.com FULLY IMPLANTED* *The image is not a photo of an Envoy patient

ENVOY MEDICAL | 8 ENVOY ACCLAIM® CURRENT ALTERNATIVES Completely internal Prominently visible Capable of 24/7 hearing without external component Requires externally worn component to work/hear Leverages the natural ear Relies on artificial microphone, bypasses ear Charge battery wirelessly every ~4+ days Short battery life, may require daily charging, changing No daily maintenance Daily maintenance Compatible with active lifestyle, waterproof Often removed for certain activities No magnets, designed to be MRI compatible* Relies on magnets, potential interference with MRI *MRI compatibility not yet determined

ENVOY MEDICAL | 9 ACCLAIM® EXPECTS TO BE FIRST OF - ITS - KIND FULLY IMPLANTED COCHLEAR IMPLANT (FICI) DEVICE Novel Technology DISCREET • No need for externally worn components • Outer e ar will pick up the sound naturally. No external artificial microphone needed DEPENDABLE • Designed to allow t rue 24/7 hearing • Reliable in many environments and activities EASY • No expensive external sound processors to replace when lost or damaged • No frequent battery changes or charging. Rechargeable battery expected to last several days between charges and designed to last ~10 - 15 years Breakthrough Device Designation

ENVOY MEDICAL | 10 MARKET OPPORTUNITY

DISCREET AND IMPLANTABLE MEDICAL TECHNOLOGY CONTINUES TO INNOVATE MARKETS

Sleep Apnea


Inspire
Sleep Apnea Innovation
Source: Mayoclinic.org

FDA Approves Inspire® Upper Airway Stimulation (UAS) Therapy for Obstructive Sleep Apnea

Pacemaker


Source: mddionline.com

FDA approves the first leadless pacemaker to treat cardiac arrhythmias

Glucose Monitoring


Source: senseonics.com

FDA approves first continuous glucose monitoring system with a fully implantable glucose sensor and compatible mobile app for adults with diabetes

Fully Implanted Cochlear Implants



FDA Breakthrough Designation granted for Envoy's fully implantable cochlear implants

ENVOY MEDICAL | 12 REVENUE GROWTH & SHAREHOLDER RETURN Implantable Device Market Opportunity Sources: (1) Inspire 2021 Annual Report (2) Cochlear Limited Annual Report 2022 2016 - 2021 Revenue 1 (in millions) Total Shareholder Return Since Listing 2 Inspire disrupted the sleep apnea market with the first implantable device Current incumbent market leader in cochlear implants generated material shareholder return since its IPO in 1995

Cochlear Implant Market Opportunity

ENVOY COULD DISRUPT A MULTI-$B COCHLEAR MARKET

No known totally implantable cochlear implant device



ADVANCED BIONICS

sonova
HEAR THE WORLD

(SWX: SOON)
$3.8B Revenue
~$15.7B Market Cap
Acquired Advanced Bionics in 2010[1,2]

Demant **< 5%**

(CSE: DEMANT)
$2.9B Revenue
~$6.5B Market Cap
Oticon Medical business pending sale to Cochlear Corporation[1,3]



oticon MEDICAL

No known totally implantable cochlear implant device



~15%
Other
~20%
~60%

MED-EL

Totally implantable cochlear implant in a limited feasibility trial. Unlike Envoy's Acclaim, no known US patients.



Cochlear™

Totally implantable cochlear implant in a limited feasibility trial. Unlike Envoy's Acclaim, no known US patients.

(ASX: COH)
$1.2B Revenue
~$9.9B Market Cap



Market Trends

- *Miniaturization*
- *Wireless Capabilities*
- *Aging Population*
- *MRI Compatibility*
- *Lifestyle*
- *24/7 Hearing*
- *Market Penetration & Candidacy Expansion*
- *Cognitive Decline*

Sources:
(1) PitchBook Data, as of January 2023; Market share data shown are estimates based on publicly available information and are subject to change.
(2) https://www.sonova.com/en/acquisition-advanced-bionics-completed
(3) https://www.cochlear.com/au/en/corporate/media/media-releases/2022/2022-04-27-cochlear-agrees-to-acquire-oticon-medical

ENVOY MEDICAL | 13

MULTI-$B MARKET CAP INCUMBENTS WITH ATTRACTIVE GROSS MARGINS

Companies	Description	Revenue (USD)[1]	*Gross Margin (%)*[1]	Market Cap (USD)[1]
sonova HEAR THE WORLD (SWX: SOON)	Sonova is one of the world's largest manufacturers and distributors of hearing aids. The company is based in Switzerland and distributes its products in more than 100 countries through its internal sales team and independent retailers. It also sells cochlear implants through its advanced bionics subsidiary.	~$3.8B TTM Total As of 30-Sept-2022	71%	~ $15.7B
Cochlear™ (ASX: COH)	**Cochlear is the leading cochlear implant device manufacturer with around 60% global market share.** Developed markets contribute 80% of group revenue where cochlear implants are the standard of care for children with severe to profound hearing loss. The company also actively targets the growing cohort of seniors in developed markets. Main products include cochlear implants, bone-anchored hearing aids, and associated sound processors.	~$1.2B TTM Total As of 30-June-2022	75%	~ $9.9B
Demant (CSE: DEMANT)	Demant is a Denmark-based manufacturer and distributor of hearing solutions, such as hearing aid devices and audio diagnostic equipment. More than 80% of the company's sales come from North America and Europe.	~$2.9B TTM Total As of 30-June-2022	75%	~ $6.5B

Cochlear implant focused companies trading at higher multiples

Source:
(1) PitchBook Data, as of January 2023

ENVOY MEDICAL | 14

ENVOY MEDICAL | 15 CLINICAL STRATEGY

ENVOY MEDICAL | 16 1 5 6 6 6 6 6 6 6 7 7 7 8 8 8 10 13 29 31 No other known hearing loss focused FDA breakthrough device designation 2 Alzheimer’s Heart failure Cancer Spinal cord injury Hearing loss Autism spectrum disorder Stroke Diabetes Breast cancer Degenerative disc Liver cancer Critical limb ischemia Parkinson’s Coronary artery disease Epilepsy Hypertension Kidney disease Pancreatic cancer Respiratory failure Source: (1) Envoy Medical Receives FDA Breakthrough Device Designation for its Fully Implanted Acclaim® Cochlear Implant (2) STAT Database of FDA - Designated Breakthrough Devices (as of December 2022) NO OTHER KNOWN HEARING - FOCUSED FDA BREAKTHROUGH DESIGNATED DEVICE Acclaim is focused on breakthrough to “improve the hearing of adults diagnosed with moderate to profound sensorineural hearing loss." 1 TOP DISEASES

Clinical Strategy

ILLUSTRATIVE TRACK TO COMMERCIALIZATION

Timeline not to scale



2019
FDA Breakthrough Granted
Q3 2022
EFS IDE submitted (Q2 2022) & accepted (Q3 2022)
Q4 2022
First patient implanted at Mayo Clinic
Q4 2022
First activation
Q4 2022
Full EFS Enrollment 3 patients
Q1 2024*
Pivotal IDE Submission
2024 – 2025*
Pivotal Study ~40-50 patients
2026*
Commercialization & Immediate market acceptance / reimbursement

Planned Funding **~$30-40M** ***to FDA approval (estimated)***

*Estimates for 2023 and beyond are illustrative and are based on management's current assumptions, which are subject to change. Please see "Risk Factors" in the Appendix to this Presentation.

ENVOY MEDICAL | 17

Clinical Strategy

EARLY FEASIBILITY STUDY & PIVOTAL TRIALS

Early Feasibility Study (EFS)

- ☑ Acclaim **accepted into the FDA EFS program**
- ☑ **Allows for rapid design changes** on shorter review schedule
- ☑ Expedited **first-in-human trials**
  - ☑ 3 patients implanted
- ☐ Ability to move to pivotal trials after successful completion of EFS

Pivotal Clinical Trial

- ☐ Pathway to FDA approval (expected 2026)
- ☐ 40+ patients
- ☐ ~5 sites in the US
- ☐ Simultaneously seek CE mark approval

Early Feasibility Study (EFS) + FDA Breakthrough Device Designation may accelerate commercialization


TYPICAL APPROACH
Traditional Feasibility Study
Pivotal Clinical Trials
COMMERCIALIZATION
ENVOY APPROACH
Early Feasibility Study
Envoy prepared for immediate transition from EFS to Pivotal
Pivotal Clinical Trials
COMMERCIALIZATION

ENVOY MEDICAL | 18

ENVOY MEDICAL | 19 COMPANY OVERVIEW

Executive Summary

COMPANY & PRODUCT OVERVIEW

Who Are We?

Envoy Medical Corporation is a hearing health company focused on providing innovative technologies and solutions across the hearing loss spectrum.

Our technologies are designed to shift the hearing industry paradigm and bring both providers and patients the fully implanted hearing devices they desire.

Our products are designed to deliver:
- ✓ Improved hearing
- ✓ Improved quality of life
- ✓ Reduction to healthcare costs over time
- ✓ Dignity and independence

Envoy Medical Corporation is dedicated to innovating and pushing hearing technology beyond the status quo to improve access, usability, compliance and ultimately quality of life.



Acclaim®

A **fully implanted cochlear implant ("FICI"), granted Breakthrough Device Designation by the FDA**. The Acclaim represents a long-anticipated shift from partially implanted cochlear implants. The device leverages the natural anatomy of the ear rather than utilizing a microphone to capture sound. Sound vibrations enter through the ear and are processed into customized electronic signals. Envoy's stimulator sends these electrical signals to the cochlea and hearing nerve resulting in the sensation of sound.



Esteem®

The Esteem® is **the first and only currently FDA-approved, fully-implanted active middle ear implant (AMEI).** The Envoy Sensor converts the vibrations into electrical signals that are sent to the implanted Esteem Sound Processor. The Esteem Sound Processor receives, adjusts and intensifies the signals. The Esteem Driver directly transfers these signals to the inner ear where the hair cells are stimulated, causing you to hear. **~1,000 Esteems have been installed.**

Shared sensor technology for both products. Esteem sensor has been **implanted in patients for over fifteen years.**

ENVOY MEDICAL | 20

ENVOY MEDICAL | 21 KEY LEADERS – MANAGEMENT TEAM Executive Summary Brent Lucas, CEO Mr. Lucas has been the Chief Executive Officer of Envoy Medical Corporation for the last seven years and brings over 15 years of experience in the active implantables in the hearing health industry . He has served in various roles and gained a tremendous amount of specialized experience, working his way up from an intern to CEO. Mr. Lucas received his Bachelor’s Degree from the University of St. Thomas and JD from the Mitchell Hamline School of Law. Dr. Phil Segel , Ph.D., VP of Implant Technology and Training Dr. Segel has joined Envoy Medical Corporation as the VP of Implant Technology and Training. With over 35 years in the field of cochlear implantation, he brings expertise in the areas of clinical and surgical support, trending of clinical practice, product training and clinical research . As the interface between R & D and the field for Envoy Medical, Dr. Segel will bring feedback from healthcare professionals working with auditory implantable devices, into the design and development workstream. Tom Hoegh , Director of Engineering Mr. Hoegh has over 25 years of experience in the medical device industry, primarily in the development and on - market support of active implantable devices such as neuromodulation systems for spinal, sacral, deep brain, and hypoglossal nerve stimulation. Mr. Hoegh’s previous experiences consist of leading engineering teams at Nuvectra , ICU/Smiths Medical, Medtronic, and Apnex Medical. Mr. Hoegh received a dual Bachelor of Science degree in Mechanical Engineering and Chemistry from Valparaiso University and a Master of Science degree in Technology Management from the University of St Thomas.

Executive Summary

KEY LEADERS – ADVISORY BOARD

Audiologists

Jannine "Jan" Larky, M.A. I Stanford Ear Institute (Palo Alto, CA)

Dr. Aniket Saoji, Ph.D. I Mayo Clinical (Rochester, MN)

Dr. Sarah Sydlowski, Ph.D. & Au.D. I Cleveland Clinic (Cleveland, OH)

Dr. Melissa Hall, Au.D. I University of Florida (Gainesville, FL)

Dr. Camille Dunn, Ph.D. I University of Iowa (Iowa City, IA)

Surgeons

Dr. Colin L. Driscoll, M.D. I Mayo Clinic (Rochester, MN)

Dr. Elizabeth "Liz" Toh, M.D. I Lahey Hospital & Medical Center (Boston, MA)

Dr. Theodore "Ted" McRackan, MD I Medical University of South Carolina (Charleston, South CA)

Dr. Craig A. Buchman, M.D. I Washington University School of Medicine in St. Louis (St. Louis, MO)

Dr. John Kveton, M.D. I Ear Nose and Throat Medical and Surgical Group, LLC (New Haven, CT)

Dr. Jack Shohet, M.D. I Shohet Ear Associates Medical Group, Inc. (Seal Beach, CA)

ENVOY MEDICAL | 22

ENVOY MEDICAL | 23 INVESTMENT OPPORTUNITY

ENVOY MEDICAL | 24 Anticipated Consideration for Envoy Medical ▪ Envoy Medical shareholders are rolling 100% of their equity into the Business Combination ▪ Envoy Medical equity value is expected to be approximately $150M , payable in shares of ANZU common stock with an assumed value of $10.00 per share Anticipated Options for ANZU Class A shareholders ▪ Pending S - 4 effective filing, Class A shareholders at ANZU may be able to elect one of following: ▪ Exchange their Common shares for dividend - bearing, convertible preferred , or ▪ Retain ownership of Common shares through the closing of the Business Combination, or ▪ Redeem their Common shares Sponsor committed to long - term for Envoy Medical ▪ Sponsor expected to forfeit significant Common shares at Closing ▪ Sponsor expected to vest portion of shares received until FDA approval for Acclaim cochlear implant ▪ Sponsor affiliates expected to make multi - million dollar cash contribution to PIPE at Closing TRANSACTION SUMMARY Business Combination between Anzu and Envoy Medical PLEASE READ THE DEFINITIVE PROXY CAREFULLY AS YOU CONSIDER WHETHER OR NOT TO REDEEM PLEASE REFER TO THE DEFINITIVE PROXY AND ASSOCIATED DOCUMENTS FOR ADDITIONAL DETAILS

ENVOY MEDICAL | 25 ANZU SPAC I is supported by Anzu Partners, an investment firm focused on industrial technologies and life sciences ▪ Anzu Partners has a team of 60+ professionals, including 8+ PhDs working in the investment and portfolio support teams ▪ Anzu Partners’ prior investments in the medical device and life science space include, among others: ▪ Banyan Biomarkers (first FDA - approved blood test for concussion) ▪ Sofregen (FDA - approved vocal restoration injectable) ANZU IS A STRONG FIT FOR ENVOY Support and commitment from Anzu’s Sponsor Management team of ANZU SPAC I and Anzu Partners are committed to providing ongoing support to Envoy ▪ Anzu’s CEO, Whitney Haring - Smith, leads structured public investments for Anzu Partners affiliated funds and medical device investing ▪ Anzu’s CFO, Daniel Hirsch, has led multiple de - SPAC transactions, including Broadmark (BRMK) and Playa (PLYA) ▪ Anzu Partners’ executive talent team is working with Envoy to recruit a CFO and other key executive and technical roles as Envoy transitions to the public markets

ENVOY MEDICAL | 26 PLANNED PATH TO DEAL APPROVAL Indicative and Illustrative Charter Extension and Approval Timeline ANZU Charter Extension March 2023 Business Combination Agreement signed Early Q2 2023 File S - 4/proxy statement for SEC review Feb 2023 S - 4 declared effective by SEC Late Q2 2023 Business Combination Approved Mid Q2 2023 September 30, 2023: Deadline to close the Business Combination

ENVOY MEDICAL | 27 APPENDIX

Legal, Regulatory and Compliance Risks
RISK FACTORS

All references to "Envoy Medical," "the Company," "we," "us" or "our" refer to the business of Envoy Medical Corporation. The risks presented below are certain of the general risks of the Company, Anzu Special Acquisition Corp I ("SPAC"), and the proposed transaction between the Company and the SPAC (the "Proposed Business Combination"). You should carefully consider these risks and uncertainties, together with the information in this Presentation and the Company's financial statements and related notes when filed with the U.S. Securities and Exchange Commission, and you should carry out your own diligence and consult with your own financial and legal advisors concerning the risks before making any investment decisions.

Legal, Regulatory and Compliance Risks

- The Company's medical devices, as well as our business operations and activities, are subject to extensive regulation and compliance obligations, as well as rigorous enforcement, including by the U.S. FDA and numerous other federal, state, and non-U.S. governmental authorities.
- We cannot guarantee that we will be able to obtain or maintain marketing clearance or approval for our new products or enhancements or modifications to existing products.
- The failure to maintain approvals or obtain approval or clearance could have a material adverse effect on our business.
- The use, misuse or off-label use of our products may result in injuries that lead to product liability suits, which could be costly to our business.
- Healthcare reform measures could hinder or prevent the commercial success of our business.
- If clinical studies do not produce results necessary to support regulatory clearance or approval in the U.S. or elsewhere, we will be unable to commercialize our products.
- Failure to obtain regulatory clearances or approvals in foreign jurisdictions will prevent us from marketing our products internationally.
- Unauthorized third parties may seek to access our devices or our products and services, or related devices, products and services and modify or use them in a way inconsistent with our regulatory clearances and/or approvals, which may create risks to users.
- Our products may be subject to recalls after receiving FDA or foreign approval or clearance which could divert managerial and financial resources, harm our reputation and adversely affect our business.
- If we fail to comply with U.S. federal and state fraud and abuse and other healthcare laws and regulations, including those relating to kickbacks and false claims, we could face substantial penalties and our business operations and financial condition could be harmed.

The risks described below are not the only ones Envoy Medical Corporation or ANZU faces. Additional risks that are not currently known or that are currently believed to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in ANZU.

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PLEASE SEE DEFINITIVE PROXY FOR ADDITIONAL RELEVANT DETAILS

ENVOY MEDICAL | 29 Development Stage Technology Risks ▪ The market for the Company's medical devices is subject to technological change. ▪ The success of the Company depends on the timely perception of new trends, developments and customer needs, continued product de velopment of engineering expertise and ensuring that products and services keep pace with technological developments. ▪ Our competitors may launch new products and services earlier or at more competitive prices or secure exclusive rights to new tec hnologies. ▪ If our competitors gain advantages in alternative technologies, this could affect the competitive position of the Company. If th ese circumstances materialize, it may have a material adverse effect on the company's business, prospects, financial results, or results of operations. ▪ Defects or failures associated with our products could lead to recalls, safety alerts or litigation, as well as significant c ost s and negative publicity. ▪ Adoption of our products depends upon appropriate healthcare provider training. Inadequate training may lead to negative pati ent outcomes, affect adoption of our products and adversely affect our business. Intellectual Property Risks ▪ Although the Company has been granted several patents, no assurances can be given that the scope of any patent protection wil l e xclude competitors or provide competitive advantages to the Company, that anticipated and/or desired additional patents will be awarded, that any of the Company's pate nts will be held valid if challenged or that others will not claim rights in them, or that the Company's existing patents will not be designed around or improved upon by others. ▪ A loss of any of the Company's key intellectual property rights would be detrimental to the Company's prospects. ▪ If we fail to adequately protect our intellectual property rights, our competitive position could be impaired, and we may los e v aluable assets, generate reduced revenue and become subject to ligation to protect our rights. ▪ We may be subject to claims by third parties of intellectual property infringement. ▪ We may use open - source software in our devices, which could negatively affect our ability to sell our services or subject us to litigation or other actions. ▪ Third - party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time - consuming litigation or expensive licenses and adversely affect our business. ▪ Our intellectual property applications, including patent applications, may not be approved or granted or may take longer than ex pected to be approved, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. ▪ In addition to patented technology, we rely on trade secrets, designs, experiences, workflows, data processes, software and k now - how. RISK FACTORS Technology & Intellectual Property Risks The risks described below are not the only ones Envoy or ANZU faces. Additional risks that are not currently known or that ar e c urrently believed to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due dil igence prior to making an investment in ANZU. PLEASE SEE DEFINITIVE PROXY FOR ADDITIONAL RELEVANT DETAILS

ENVOY MEDICAL | 30 Risks Related to Our Business ▪ We have a history of generating net losses, and if we are unable to achieve adequate revenue growth while our expenses increa se, we may not achieve or maintain profitability in the future. ▪ If we fail to manage our growth effectively or to sustain our revenue growth, we may be unable to execute our business plan, mai ntain customer satisfaction or adequately address competitive challenges. ▪ Members of the Company's management have limited experience in operating a public company. The requirements of being a public co mpany may divert management's attention, and the increases in legal, accounting and compliance expenses that will result from being a public company may be gr eater than anticipated. ▪ If we do not attract new customers and increase our customers' use of our products and services, our business will suffer. ▪ Our ability to recruit, retain, and develop qualified personnel is critical to our success and growth. ▪ If customer support services are not satisfactory, customers may not buy future products and our business and results of oper ati ons could suffer. ▪ We have been, are currently and may in the future be subject to litigation, which could be costly and time - consuming to defend. ▪ Our pricing decisions and pricing models may adversely affect our ability to attract new customers and retain existing custom ers . ▪ We may require additional capital, which may result in restrictions on our operations or substantial dilution to our stockhol der s and might not be available on acceptable terms, if at all. ▪ The estimates of market opportunity and forecasts of market growth included in this presentation may prove to be inaccurate, and even if the market growth is as projected, the forecasted growth, our business could fail to grow at similar rates, if at all. ▪ The failure of our suppliers to deliver necessary materials and components that meet the specifications for our devices in a tim ely manner could cause delays, cancellations and damage to our reputation. ▪ We depend on sole source or limited source suppliers, as well as on our own production capabilities, for some of the key comp one nts and materials, which makes us susceptible to supply shortages and other supply chain disruptions and to price fluctuations that could adversely affect our business, pa rti cularly our ability to meet our customers’ delivery requirements. ▪ We currently support existing Esteem patients. If we are unable to provide continuing support, we may be exposed to legal, fi nan cial, and/or business consequences. ▪ If we fail to recruit and retain key personnel, our Company’s ability to maintain operations may suffer. Reimbursement of Services Risk ▪ Adequate reimbursement (i.e., coding, coverage, and payment) is critical to the Company’s chances of success with either of i ts products. Without adequate reimbursement, commercial success for either of the Company’s products is unlikely. ▪ Negative changes to any aspect of reimbursement – coding, coverage, or payment – could adversely impact our business. Financing Risk ▪ The Company may need to raise additional capital. ▪ Financing may not be available or may only be available on unfavorable terms. ▪ If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may need to significantly alter, lim it, or cease its operations. RISK FACTORS Business, Commercial & Financial Risks The risks described below are not the only ones Envoy Medical Corporation or ANZU faces. Additional risks that are not curren tly known or that are currently believed to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due dil igence prior to making an investment in ANZU. PLEASE SEE DEFINITIVE PROXY FOR ADDITIONAL RELEVANT DETAILS

Business, Commercial & Financial Risks - Continued

RISK FACTORS

General Business Risks

- Downturns or volatility in general economic conditions could have a material adverse effect on the Company's business, financial condition, results of operations and liquidity.
- The Company's competitive position could be adversely affected if it is unable to meet customers' requirements or expectations.
- If the Company is unable to expand or further diversify its customer base, its business, financial condition, and results of operations could suffer.
- If the Company's products do not conform to, or are not compatible with, existing or emerging industry standards, demand for its products may decrease or never materialize, which in turn would harm the Company's business and operating results.
- The Company is subject to risks and uncertainties associated with international operations, which may harm its business.
- If the Company cannot maintain its culture as it grows, its business could be harmed.
- The Company may not be able to effectively manage its growth and may need to incur significant expenditures to address the additional operational and control requirements of its growth, either of which could harm the Company's business and operating results.
- The Company may from time-to-time desire to exit certain programs or businesses, or to restructure its operations, but may not be successful in doing so.
- The Company may pursue mergers, acquisitions, investments and joint ventures, which could divert its management's attention or otherwise disrupt its operations and adversely affect its results of operations.
- The Company may not manage its growth effectively.
- Our forecasts and projections are based on assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.
- The market adoption of our products is evolving and may develop more slowly or differently than we expect. Our future success depends on the growth and expansion of these markets and our ability to adapt and respond effectively to evolving markets.
- If we fail to retain or attract key opinion leaders and clinical research partners for any reason, even if unrelated to our business, it could negatively impact our reputation and ability to grow our business.
- Interruption or failure of our information technology and communication systems could impact our ability to effectively provide our products and services. We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our products and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could hinder the effective operation of our business.

The risks described below are not the only ones Envoy Medical Corporation or ANZU faces. Additional risks that are not currently known or that are currently believed to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in ANZU.

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Business Combination Risks
RISK FACTORS

Risks Related to the Business Combination

- Events, changes or other circumstances, many of which are beyond the control of the Company and SPAC, could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Proposed Business Combination.
- The Proposed Business Combination may disrupt current plans and operations of the Company.
- If the Proposed Business Combination's benefits do not meet expectations of investor or securities analysts, the market price of the SPAC's securities, or following the consummation of the Proposed Business Combination, the combined company's securities, may decline.
- The valuation ascribed to the combined company may not be indicative of the price that will prevail in the trading market following the Prosed Business Combination. If an active market for the combined company's securities develops and continues, the trading price of the combined company's securities following the Proposed Business Combination could be volatile and subject to wide fluctuations in response to various factors, which could contribute to the loss of all or part of your investment.
- Both the SPAC and the Company will incur significant transactions costs in connection with the Proposed Business Combination.
- The SPAC and the Company may not successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of the SPAC is not obtained.
- The consummation of the Proposed Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Proposed Business Combination agreement may be terminated in accordance with its terms and the Proposed Business Combination may not be completed.
- Since the SPAC Sponsor has interests that are different, or in addition to (and which may conflict with), the interests of the SPAC public stockholders, a conflict of interest may exist in determining whether the Proposed Business Combination is appropriate as a business combination. Such interests include that the SPAC Sponsor will lose its entire investment in the SPAC if a business combination is not completed.
- There is no guarantee that a stockholder's decision whether to redeem its shares for a pro rata portion for the trust account will put the stockholder in a better future economic position.
- Legal proceedings in connection with the Proposed Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Proposed Business Combination.
- Following the consummation of the Proposed Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operation.
- Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the Company's or the combined company's business, including the ability of the parties to consummate the Proposed Business Combination, and results of operation of the Company or the combined company.

The risks described below are not the only ones Envoy Medical Corporation or ANZU faces. Additional risks that are not currently known or that are currently believed to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in ANZU.

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ENVOY MEDICAL | 33 Risks Related to the Business Combination ▪ The ability to successfully effect the Proposed Business Combination and the combined company's ability to successfully opera te the business thereafter will be largely dependent upon the efforts of certain key personnel of the Company, all of whom we expect to stay with the combined company f oll owing the Proposed Business Combination. The loss of such key personnel could negatively impact the operation and financial results of the combined company. ▪ The SPAC's ability to complete an initial business combination may be adversely affected by downturns in the financial market s o r in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing e ffe cts of the COVID - 19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. ▪ The ability of SPAC stockholders to exercise redemption rights with respect to a large number of SPAC shares could deplete th e S PAC trust account prior to the Proposed Business Combination and thereby diminish the amount of working capital of the combined company. ▪ If SPAC is unable to complete the Proposed Business Combination with the Company or another business combination by March 4, 202 3 (or such later date as may be approved by SPAC stockholders), SPAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding pu blic shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. RISK FACTORS Business Combination Risks - Continued The risks described below are not the only ones Envoy Medical Corporation or ANZU faces. Additional risks that are not curren tly known or that are currently believed to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due dil igence prior to making an investment in ANZU. PLEASE SEE DEFINITIVE PROXY FOR ADDITIONAL RELEVANT DETAILS

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